Exhibit 99.1

U.S. Industries Files Amended Form 10Q for Period Ended March 29, 2003

    WEST PALM BEACH, Fla.--(BUSINESS WIRE)--May 9, 2003--U.S. Industries, Inc. (NYSE:USI), a leading manufacturer of bath and plumbing products -- led by the JACUZZI(R) and ZURN(R) brand names, and premium RAINBOW(R) vacuum cleaner systems -- today announced that it has filed an amended Form 10Q for the period ended March 29, 2003 with the Securities and Exchange Commission to correct the classification of an item in the Form 10Q filed yesterday.
    The Company has reclassified $8.6 million from cost of goods sold to selling, general and administrative expenses in the Company's Condensed Consolidated Statements of Operations for the second quarter and first half of fiscal 2003.
    Operating income, income from continuing operations, net income and all other items remain unchanged.
    U.S. Industries owns several major businesses selling branded bath and plumbing products, along with its consumer vacuum cleaner company. The Company's principal brands include JACUZZI(R), ZURN(R), SUNDANCE(R) Spas, ELJER(R), and RAINBOW(R) Vacuum Cleaners. Learn more at www.usindustries.com.

    Disclosure Concerning Forward-Looking Statements

    Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in any forward-looking statements, including some factors outside the Company's control, such as interest rates, foreign currency exchange rates, inflation rates, instability in domestic and foreign financial markets, terrorist acts, acts of war, consumer spending patterns, energy costs and availably, levels of residential, commercial and institutional construction, and changes in raw material costs, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update such forward-looking statements.




                         U.S. INDUSTRIES, INC.
                        SUMMARY FINANCIAL DATA
                  (unaudited, in millions except per
                              share data)

                                            (amended May 9, 2003)

CONSOLIDATED STATEMENT OF OPERATIONS SUMMARY
--------------------------------------------

                                         Three Months     Six Months
                                         Ended March     Ended March
                                              31,             31,
                                         2003    2002    2003    2002
                                        ------  ------  ------  ------

     NET SALES                         $283.8  $254.4  $549.7  $492.2

Cost of products sold                   192.4   174.0   376.8   338.8
Selling, general and administrative
 expenses                                61.8    55.1   124.7   111.8
Restructuring charges                     3.1     0.0     3.1     0.0
                                        ------  ------  ------  ------

     OPERATING INCOME                    26.5    25.3    45.1    41.6

Interest expense                        (14.2)  (19.8)  (32.6)  (42.4)
Interest income                           0.3     0.7     0.9     2.7
Other expense, net                       (3.1)   (4.1)   (2.5)   (4.8)
                                        ------  ------  ------  ------

Income (loss) before income taxes         9.5     2.1    10.9    (2.9)

(Provision) benefit for income taxes     (3.7)      -     9.4       -
                                        ------  ------  ------  ------

     INCOME (LOSS) FROM CONTINUING
      OPERATIONS                          5.8    2. 1    20.3    (2.9)

Income (loss) from discontinued
 operations (net of tax provision of
 $0.5 for the three months ended
 March 31, 2003)                          0.8     0.9       -    (1.1)

Impairment loss (net of tax benefit of
 $6.5 in 2003)                          (39.9)      -   (39.9)      -
                                        ------  ------  ------  ------

(Loss) income from discontinued
 operations                             (39.1)    0.9   (39.9)   (1.1)
                                        ------  ------  ------  ------

      NET (LOSS) INCOME               $ (33.3) $  3.0  $(19.6) $ (4.0)
                                        ======  ======  ======  ======


      BASIC (LOSS) EARNINGS PER SHARE

Income (loss) from continuing
 operations per share                  $ 0.08  $ 0.03  $ 0.27  $(0.04)
                                        ======  ======  ======  ======

(Loss) income from discontinued
 operations per share                   (0.53)   0.01   (0.53)  (0.01)
                                        ======  ======  ======  ======

Net (loss) income per share            $(0.45) $ 0.04  $(0.26) $(0.05)
                                        ======  ======  ======  ======

Weighted average basic shares
 outstanding                             74.5    73.6    74.5    73.5
                                        ======  ======  ======  ======


      DILUTED (LOSS) EARNINGS PER SHARE

Income (loss) from continuing
 operations per share                  $ 0.08  $ 0.03  $ 0.27  $(0.04)
                                        ======  ======  ======  ======

(Loss) income from discontinued
 operations per share                   (0.53)   0.01   (0.53)  (0.01)
                                        ======  ======  ======  ======

Net (loss) income per share            $(0.45) $ 0.04  $(0.26) $(0.05)
                                        ======  ======  ======  ======

Weighted average diluted shares
 outstanding                             74.5    73.6    74.5    73.5
                                        ======  ======  ======  ======


OTHER DATA
  Depreciation                         $  5.7  $  5.6  $ 11.2  $ 11.4
  Restricted stock amortization           0.4     0.4     0.6     0.9
                                        ------  ------  ------  ------
  Total depreciation and amortization  $  6.1  $  6.0  $ 11.8  $ 12.3
                                        ======  ======  ======  ======

  Capital expenditures                 $  2.6  $  2.9  $  5.5  $  7.9
                                        ======  ======  ======  ======

    CONTACT: U.S. Industries, Inc.
             Diana Burton, 561/514-3850
                        or
             Investor Relations Firm:
             The Equity Group Inc.
             Devin Sullivan, 212/836-9608